Exhibit 4.2

GENERAL MARITIME CORPORATION,

THE SUBSIDIARY GUARANTORS PARTIES HERETO,

AND

LASALLE BANK NATIONAL ASSOCIATION,

AS TRUSTEE

10% Senior Notes due 2013

SECOND SUPPLEMENTAL INDENTURE

Dated as of December 30, 2005

to

INDENTURE

Dated as of March 20, 2003

SECOND SUPPLEMENTAL INDENTURE (the “Second Supplemental Indenture”), dated as of December 30, 2005, among General Maritime Corporation (the “Company”), General Maritime Management LLC, General Maritime Management (Hellas) Ltd., Genmar Trader Ltd., Genmar Kentucky Ltd., Genmar West Virginia Ltd., GMR Administration Corp., GMR Argus LLC, GMR Ariston LLC, GMR Baltic LLC, GMR Centaur LLC, GMR Challenger LLC, GMR Champ LLC, GMR Endurance LLC, GMR Gulf LLC, GMR Hope LLC, GMR Horn LLC, GMR Kestrel LLC, GMR Leonidas LLC, GMR Nestor LLC, GMR Ocean LLC, GMR Orion LLC, GMR Pacific LLC, GMR Phoenix LLC, GMR Princess LLC, GMR Progress LLC, GMR Prometheus LLC, GMR Sky LLC, GMR Spirit LLC, GMR Spyridon LLC, GMR Star LLC, GMR Transporter LLC, GMR Traveller LLC, GMR Trust LLC, GMR Trader (Liberia) LLC, GMR Agamemnon LLC, GMR Ajax, LLC, GMR Alexandra LLC, GMR Alta LLC, GMR Boss LLC, GMR Commander LLC, GMR Constantine LLC, GMR Gabriel LLC, GMR George LLC, GMR Harriet LLC, GMR Hector LLC, GMR Macedon LLC, GMR Malta LLC, GMR Minotaur LLC, GMR Pericles LLC, GMR Spartiate LLC, GMR Sun LLC, GMR Zoe LLC, GMR Conqueror LLC, GMR Defiance LLC, GMR Honour LLC, GMR Revenge LLC, GMR Strength LLC, GMR Newbuilding 1, LLC, GMR Newbuilding 2, LLC, GMR Newbuilding 3, LLC, GMR Newbuilding 4, LLC, General Maritime Management (UK) LLC, General Maritime Management (Portugal) LLC and General Marine Management (Portugal) LDA (collectively, the “Guarantors”) and LaSalle Bank National Association, a national banking association organized under the laws of the United States of America (the “Trustee”), as Trustee.

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of March 20, 2003 (the “Indenture”), providing for the issuance of $250,000,000 principal amount of 10% Senior Notes due 2013 (the “Securities”)(all capitalized terms used herein and not defined are used herein as defined in the Indenture);

WHEREAS, pursuant to Section 9.2 of the Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities) (the “Requisite Consents”);

WHEREAS, the Company has offered to purchase for cash (such offer, the “Tender Offer”) all of the outstanding Securities, upon the terms and subject to the conditions set forth in its Offer to Purchase for Cash and Solicitation of Consents dated December 15, 2005 (the “Offer to Purchase”) and in the related Letter of Transmittal and Consent (the “Letter of Transmittal”), in connection therewith the Company has solicited written consents of the Holders (the “Consent Solicitation”) to the amendments to the Indenture set forth herein (and to the execution of this Second Supplemental Indenture), and the Company has now obtained such written consents from the Holders of a majority in aggregate principal amount of the outstanding Securities, and, accordingly, this Second Supplemental Indenture and the amendments set forth herein are authorized pursuant to Section 9.2 of the Indenture; and

WHEREAS, the execution and delivery of this Second Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Second

Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken;

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the holders of the Securities, as follows:

ARTICLE ONE

AMENDMENTS

Section 1.01   Deletion of Certain Provisions. Pursuant to the terms of the Offer to Purchase and Letter of Transmittal, the Indenture is hereby amended to delete the following sections, subsections and Articles in their entirety and, in the case of each such section,  subsection and Article, insert in lieu thereof the phrase “Intentionally Omitted”, and any and all references thereto, any and all obligations thereunder and any events of default related thereto are hereby deleted throughout the Indenture, and such sections, subsections, Articles and references shall be of no further force or effect:

(a)           Section 3.2 entitled “SEC Reports”;

(b)           Section 3.3 entitled “Limitation on Indebtedness”;

(c)           Section 3.4 entitled “Limitation on Restricted Payments”;

(d)           Section 3.5 entitled “Limitation on Liens”;

(e)           Section 3.6 entitled “Limitation on Restrictions on Distributions from Restricted Subsidiaries”;

(f)            Section 3.8 entitled “Limitation on Affiliate Transactions”;

(g)           Section 3.10 entitled “Limitation on Sale of Capital Stock of Restricted Subsidiaries”;

(h)           Section 3.11 entitled “Excess Cash Flow”;

(i)            Section 3.12 entitled “Limitation on Sale/Leaseback Transactions”;

(j)            Section 3.13 entitled “Future Subsidiary Guarantors”;

(k)           Section 3.14 entitled “Limitations on Lines of Business”;

(l)            Section 3.15 entitled “Maintenance of Office or Agency”;

(m)          Section 3.16 entitled “Corporate Existence”;

(n)           Section 3.17 entitled “Payment of Taxes and Other Claims”;

(o)           Section 3.18 entitled “Payments for Consents”;

(p)           Section 3.20 entitled “Further Instruments and Acts”; and

(q)           Section 3.21 entitled “Statement by Officers as to Default”;

(r)            Article IV entitled “Successor Company”; and

(s)           subsections (3), (4), (5), (6), (8), and (9) of Section 6.1 entitled “Events of Default”.

Section 1.02   Other Amendments. All definitions in the Indenture that are used exclusively in the sections, subsections and Articles deleted pursuant to Section 1.01 of this Second Supplemental Indenture are hereby deleted.

Section 1.03   Amendment to Section 3.19 of the Indenture. Section 3.19 of the Indenture entitled “Compliance Certificate” is hereby deleted in its entirety and replaced with the following:

“SECTION 3.19 Compliance with TIA. The Company shall comply with TIA §314(a).”

Section 1.04   Effectiveness; Operativeness. This Second Supplemental Indenture shall become effective and binding upon the Company, the Guarantors, the Trustee and the holders of Securities immediately upon its execution and delivery by the parties hereto and shall become operative on and simultaneously with written notification to the Trustee by the Company that it has purchased pursuant to the Tender Offer all Securities validly tendered pursuant to the Tender Offer and not validly withdrawn prior to the expiration of the Tender Offer. In the event that the Tender Offer and Consent Solicitation are terminated or withdrawn, this Second Supplemental Indenture shall be null and void.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

Section 2.01.   Ratification of Indenture. Except as amended and supplemented hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms, conditions, provisions thereof shall remain in full force and effect.

Section 2.02.   Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.03.   Conflict with the Trust Indenture Act. If any provision of the Second Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern any provision of this Second Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

Section 2.04.   Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

Section 2.05.   Benefits of Supplemental Indenture. Nothing in this Second Supplemental Indenture or the Indenture, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the holders of the Securities, any benefit or any legal or equitable remedy or claim under this Second Supplemental Indenture or the Indenture.

Section 2.06.   Successors. All agreements of the Company or of a Guarantor in this Second Supplemental Indenture shall bind such Person’s successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

Section 2.07.   Trustee’s Disclaimer. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture and the recitals contained herein, all of which shall be taken as the statements of the Company and the Guarantors.

Section 2.07.   Multiple Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

                IN WITNESS WHEREOF,  the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

The Company:

GENERAL MARITIME CORPORATION

By:	/s/ John C. Georgiopoulos
Name: John C. Georgiopoulos Title: Executive Vice President, Chief Administrative Officer, Treasurer and Secretary

The Trustee:

LASALLE BANK NATIONAL ASSOCIATION, as the Trustee

By:	/s/ Gregory S. Clarke
Name: Gregory S. Clarke Title: Vice President

The Guarantors:

GMR NEWBUILDING 1, LLC
GMR NEWBUILDING 2, LLC
GMR NEWBUILDING 3, LLC
GMR NEWBUILDING 4, LLC,
each as a Subsidiary Guarantor

By:	General Maritime Corporation
as Manager of GMR Newbuilding 1, LLC, GMR
Newbuilding 2, LLC, Newbuilding 3, LLC and
Newbuilding 4, LLC

By:	/s/ John C. Georgiopoulos
Name: John C. Georgiopoulos Title: Executive Vice President, Chief Administrative Officer, Treasurer and Secretary

GENERAL MARITIME MANAGEMENT
(HELLAS) LTD.,
as a Subsidiary Guarantor

By:	/s/ Ioannis Papachristopoulos
Name: Ioannis Papachristopoulos Title: President

GENERAL MARITIME MANAGEMENT (PORTUGAL) LDA,

By:	/s/ John N. Mortsakis
Name: John N. Mortsakis Title: Director

GMR ADMINISTRATION CORP.

By:	/s/ John C. Georgiopoulos
Name: John C. Georgiopoulos Title: Vice President & Secretary

GENERAL MARITIME MANAGEMENT (UK) LLC
GENERAL MARITIME MANAGEMENT (PORTUGAL) LLC
GMR CONQUEROR LLC
GMR DEFIANCE LLC
GMR HONOUR LLC
GMR REVENGE LLC
GMR STRENGTH LLC
GMR ARGUS LLC
GMR ARISTON LLC
GMR BALTIC LLC
GMR CENTAUR LLC
GMR CHALLENGER LLC
GMR CHAMP LLC
GMR ENDURANCE LLC
GMR GULF LLC
GMR HOPE LLC
GMR HORN LLC
GMR KESTREL LLC
GMR LEONIDAS LLC
GMR NESTOR LLC
GMR OCEAN LLC
GMR ORION LLC
GMR PACIFIC LLC
GMR PHOENIX LLC
GMR PRINCESS LLC
GMR PROGRESS LLC
GMR PROMETHEUS LLC
GMR SKY LLC
GMR SPIRIT LLC
GMR SPYRIDON LLC
GMR STAR LLC
GMR TRANSPORTER LLC
GMR TRAVELLER LLC
GMR TRUST LLC
GMR TRADER (LIBERIA) LLC
GMR AGAMEMNON LLC
GMR AJAX, LLC

GMR ALEXANDRA LLC
GMR ALTA LLC
GMR BOSS LLC
GMR COMMANDER LLC
GMR CONSTANTINE LLC
GMR GABRIEL LLC
GMR GEORGE LLC
GMR HARRIET LLC
GMR HECTOR LLC
GMR MACEDON LLC
GMR MALTA LLC
GMR MINOTAUR LLC
GMR PERICLES LLC
GMR SPARTIATE LLC
GMR SUN LLC
GMR ZOE LLC

By:	/s/ John C. Georgiopoulos
Name: John C. Georgiopoulos Title: Manager

GENMAR TRADER LTD.
GENMAR KENTUCKY LTD.
GENMAR WEST VIRGINIA LTD.

By:	/s/ John N. Mortsakis
Name: John N. Mortsakis Title: Director

GENERAL MARITIME MANAGEMENT LLC

By:	/s/ John N. Mortsakis
Name: John N. Mortsakis Title: Manager